Exhibit 4-T(1)

DANA CORPORATION

5.85% Senior Notes due 2015

First Supplemental Indenture

Dated as of December 10, 2004

CITIBANK, N.A.,

as Trustee

Exhibits

Exhibit A	-	Form of Note
Exhibit B	-	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Rule 144A
Exhibit C	-	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit D	-	Form of Certificate To Be Delivered in Connection with Transfers to Institutional Accredited Investors

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FIRST SUPPLEMENTAL INDENTURE dated of December 10; 2004 (this “Supplemental Indenture”) by and between DANA CORPORATION, a Virginia corporation (the “Company”), and CITIBANK, NA., as trustee under the Indenture with respect to the Securities (as defined below) (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Securities:

WHEREAS, the Company and the Trustee are parties to that certain Indenture (the “Base Indenture”, as supplemented by this Supplemental Indenture, the “Indenture”) dated as of December 10, 2004 providing for the issuance from time to time of securities (“Securities”) to be issued in one or more series;

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities, designated as its 5.85% Senior Notes due 2015 (the “Initial Notes”) and if and when issued as provided in a Registration Rights Agreement of the Company, notes to be issued in exchange for the Initial Notes of the same maturity (the “Exchange Notes” and together with the Initial Notes, the “Notes”), in an initial aggregate principal amount of $450,000,000. The Notes shall be substantially in the form attached hereto as Exhibit A.

WHEREAS, Section 10.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to establish the form or terms of Securities of any Series as permitted by Section 2.02 of the Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Securities by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE

THE 5.85% SENIOR NOTES DUE JANUARY 15, 2015

Section 1.01.                                                     Designation of Securities.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other

Securities that have been or may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture, entitled “5.85% Senior Notes due January 15, 2015.” The Securities of this series shall be in the form of Exhibit A hereto. Subject to the terms in the Base Indenture, as supplemented by this Supplemental Indenture, the Company may, at its option, without consent from the Holders, issue additional Notes from time to time. For all purposes under the Indenture, the term “Notes” shall include the Notes initially issued on the date of original issuance of the Notes and any other Notes issued after such date under the Indenture, as supplemented hereby.

Section 1.02.                                                     Other Terms of the Securities.

Without limiting the foregoing provisions of this Article One, the terms of the Notes shall be as set forth in the form of Notes set forth in Exhibit A hereto and as provided in the Base Indenture, as supplemented hereby.

The Notes shall be payable and may be presented for payment, purchase, conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

ARTICLE TWO

CERTAIN DEFINITIONS

Section 2.01.                                                     Definitions.

(a)                                  The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Base Indenture. To the extent terms defined herein differ from the Base Indenture, the terms defined herein will govern.

“Additional Notes” means Notes (other than the Initial Notes or Exchange Notes) issued pursuant to Section 2 of the Base Indenture and otherwise in compliance with the provisions of this Indenture.

“Make-Whole Amount” means the amount by which (1) the aggregate present value (as of the redemption date) of the principal being redeemed and the remaining payments of interest to the stated maturity date (excluding the interest that accrued before the redemption date) payable on that principal had the redemption not been made, determined by discounting the principal and interest on a semi-annual basis at the Reinvestment Rate from the dates on which the principal and interest would have been payable to the redemption date, exceeds (2) the aggregate principal amount of the Notes being redeemed.

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“Reinvestment Rate” the “Reinvestment Rate” is equal to the Treasury Yield plus a percentage specified in the Note.

“Statistical Release” means the release designated “H.15(519)” or any successor publication published weekly by the Board of Governors of the Federal Reserve System which reports yields on actively traded United States government securities adjusted to constant maturities.

“Treasury Yield” means the yield on Treasury securities at a constant maturity corresponding to the remaining life to the stated maturity (as of the redemption date, rounded to the nearest month) of the principal being redeemed. The Treasury Yield will equal the arithmetic mean of the yields published in the Statistical Release under the heading “Week Ending” for “U.S. Government Securities — Treasury Constant Maturities” with a maturity equal to such remaining life. If no published maturity exactly corresponds with such remaining life, then the Company will interpolate or extrapolate the Treasury Yield on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities.

(b)                                 For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article Two have the meanings assigned to them in this Article, and include the plural, as well as the singular.

ARTICLE THREE

ADDITIONAL TERMS

Section 3.01.                                                     Optional Redemption

(a)                                  The Notes are subject to redemption at any time, in whole or in part, upon at least 30 calendar days’ notice by mail. The Company will pay a redemption price equal to the sum of the principal amount of the Notes being redeemed, plus any interest that accrued before the redemption date, and any Make-Whole Amount with respect to the Notes. Interest installments on a Note specified to be due on or before such redemption date will be payable to the Holders of record on the relevant record date.

(b)                                 The Reinvestment Rate shall be determined on the third business day before the notice of redemption is given to participants.

(c)                                  If no Statistical Release is published at the time of any redemption of the Securities or if the format or content of the statistical release changes so as to preclude a determination of the Treasury Yield pursuant to paragraph (a) of this Section 3.01, the Company will designate a reasonably comparable index. For calculating the Reinvestment Rate, the Company will use the most recent statistical release published before the date of determination of the Make-Whole Amount.

Section 3.02.                                                     Issuance of Additional Notes.

The Company shall be entitled to issue Additional Notes under this Supplemental Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of

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issuance, issue price and amount of interest payable on the first interest payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Transfer Restricted Securities, other than with respect to transfer restrictions, any registration rights agreement and additional interest with respect thereto). The Initial Notes and any Additional Notes and all Exchange Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors a copy of each of which shall be delivered to the Trustee, the following information:

(1)                                  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)                                  the issue price, the Issue Date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

(3)                                  whether such Additional Notes shall be Transfer Restricted Notes.

ARTICLE FOUR

MISCELLANEOUS

Section 4.01.                                                     Amendment and Supplement.

This Supplemental Indenture or the Notes may be amended or supplemented as provided for in the Base Indenture.

Section 4.02.                                                     Indenture.

In the event of any conflict between this Supplemental Indenture and the Base Indenture, the provisions of this Supplemental Indenture shall prevail.

Section 4.03.                                                     Governing Law.

The laws of the State of New York shall govern this Supplemental indenture and the Notes of the Series created hereby.

Section 4.04.                                                     No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

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Section 4.05.                                                     Successors and Assigns.

All covenants and agreements of the Company in this Supplemental Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 4.06.                                                     Duplicate Originals.

This Supplemental Indenture may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

Section 4.07.                                                     Severability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

Section 4.08.                                                     Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

[Signature Pages Follow]

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SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DANA CORPORATION

By:	/s/ A. Glenn Paton
	Name:	A. Glenn Paton
	Title:	Vice President-Treasurer

CITIBANK, N.A.

By:	/s/ P. De Felice
	Name:	P. De Felice
	Title:	Vice President

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EXHIBIT A

FORM OF NOTE

[Global Notes Legend]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

[Restricted Notes Legend]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(a)                                  REPRESENTS THAT (a) IT IS A “QUALIFIED INSTITUTION BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (b) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (c) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OR REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”);

(b)                                 AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (a) TO DANA CORPORATION OR ANY OF ITS SUBSIDIARIES, (b) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (c) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (d) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (e) TO AN IAI THAT, PRIOR TO SUCH TRANSFER,

FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF A TOTAL PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO DANA CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (f) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO DANA CORPORATION) OR (g) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(c)                                  AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT OF 1933. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

[Form of Face of Note]

DANA CORPORATION

CUSIP No.

No.	$

Dana Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                 , or registered assigns, the principal sum of $             on January 15, 2015 and to pay interest thereon on January 15 and July 15 in each year, commencing on July 15, 2005, at the rate of 5.85% per annum, until the principal hereof is paid or made available for payment, and at the rate equal to the coupon rate for each Note, compounded semi-annually, on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which will be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof will be given to Holders of Notes of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any Notes exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for the purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Note Register.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS SET FORTH ON THE REVERSE HEREOF. SUCH PROVISIONS WILL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

This Note will not be valid or become obligatory for any purpose until the certificate of authentication herein has been signed manually by the Trustee under the Indenture referred to on the reverse side hereof.

IN WITNESS WHEREOF, THIS INSTRUMENT HAS BEEN DULY EXECUTED IN ACCORDANCE WITH THE INDENTURE.

[Form of Reverse of Note]

DANA CORPORATION

This Note is one of a duly authorized issue of Notes of the Company (herein called the “Notes”) and to be issued in one or more series under an indenture, dated as of December 10, 2004 (herein called the “Base Indenture”) as supplemented by a Supplemental Indenture, dated as of December 10, 2004 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $450 million.

The Notes of this series are subject to redemption at any time, in whole or in part, upon at least 30 calendar days’ notice by mail. The Company will pay a redemption price equal to the sum of the principal amount of the Notes being redeemed (plus any interest that accrued before the redemption date) and any “make-whole amount” with respect to the Notes. Interest installments on a Note specified to be due on or before such redemption date will be payable to the Holders of record on the relevant record date.

The “make-whole amount” means the amount by which (1) the aggregate present value (as of the redemption date) of the principal being redeemed and the remaining payments of interest to the stated maturity date (excluding the interest that accrued before the redemption date) payable on that principal had the redemption not been made, determined by discounting the principal and interest on a semi-annual basis at the “reinvestment rate” (as described below) from the dates on which the principal and interest would have been payable to the redemption date, exceeds (2) the aggregate principal amount of the Notes being redeemed.

The reinvestment rate is determined on the third business day before the notice of redemption is given to participants and is equal to the Treasury Yield plus 0.25%.

The “Treasury Yield” means the yield on Treasury Notes at a constant maturity corresponding to the remaining life to the stated maturity (as of the redemption date, rounded to the nearest month) of the principal being redeemed.

The Treasury Yield will equal the arithmetic mean of the yields published in the statistical release (identified below) under the heading “Week Ending” for “U.S. Government Securities — Treasury Constant Maturities” with a maturity equal to such remaining life. If no published maturity exactly corresponds with such remaining life, then the Company will interpolate or extrapolate the Treasury Yield on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities.

The statistical release is the release designated “H. 15(519)” or any successor publication published weekly by the Board of Governors of the Federal Reserve System which reports yields on actively traded United States government securities adjusted to constant maturities. If no statistical release is published at the time of any redemption of the Notes or if the format or content of the statistical release changes so as to preclude a determination of the Treasury Yield in the above manner, the Company will designate a reasonably comparable index. For calculating the reinvestment rate, the Company will use the most recent statistical release published before the date of determination of the make-whole amount.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Note or (b) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal amount of any accrued but unpaid interest on the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note will not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request, and offer of indemnity. The foregoing will apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Company shall be obligated to consummate an Exchange Offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a Note of the Company with the same maturity which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such Note shall not be entitled to additional interest and shall not contain terms with respect to transfer restrictions). The Holders shall be entitled to receive certain additional interest in the event such Exchange Offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. (1)

The Notes of this series are issuable only in fully registered form without coupons, in a minimum denomination of U.S.$2,000 and integral multiples of $1,000 above that (or comparable amounts in foreign currency). As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be

(1)                                  This Section not to appear on Exchange Securities or Additional Securities unless required by the terms of such Additional Securities.

overdue, and neither the Company, the Trustee, nor any such agent will be affected by notice to the contrary.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

All terms used in this Note that are defined in the Indenture will have the respective meanings assigned to them in the Indenture.

ASS1GNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

DANA CORPORATION

4500 Dorr Street

Toledo, Ohio 43615

Attention: Chief Financial Officer

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Citibank Agency & Trust

Re: CUSIP #

Reference is hereby made to that certain Indenture dated December 10, 2004 (the “Base Indenture”) between Dana Corporation (the “Company”) and Citibank, N.A., as trustee (the “Trustee”) as supplemented by the Supplemental Indenture dated December 10, 2004 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $              principal amount of Notes held in book-entry form by the undersigned.

The undersigned                                 (transferor) (check box below):

☐                                    hereby requests the Trustee to exchange or register the transfer of a Note or Notes to                     (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)                                  ☐                                    to the Company or any of its subsidiaries; or

(2)                                  ☐                                    pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(3)                                  ☐                                    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder.

(4)                                  ☐                                    inside the United States to an institutional “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter is attached to the Indenture as Exhibit D and which may be obtained from the Trustee); or

(5)                                  ☐                                    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

Unless one of the boxes is checked, the Securities Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to re quest such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated:
NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for other Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Custodian

EXHIBIT B

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Dana Corporation

4500 Dorr Street

Toledo, Ohio 43615

Attention: Chief Financial Officer

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Citibank Agency & Trust

Re:                               Dana Corporation (the “Company”)
5.85% Senior Notes due 2015 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

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EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S]

Dana Corporation

4500 Dorr Street

Toledo, Ohio 43615

Attention: Chief Financial Officer

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Corporate Trust Administration

Re:                               Dana Corporation (the “Company”)
5.85% Senior Notes due 2015 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $                 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)                                  the offer of the Notes was not made to a person in the United States;

(2)                                  either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)                                  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)                                  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such

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sale has been made in accordance with the applicable provisions of Rule 903(c)(3)or Rule 904(c)(1), as the case may be.

The Company and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

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EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION

WITH TRANSFER TO INSTITUTIONAL ACCREDITED INVESTORS]

Dana Corporation

4500 Dorr Street

Toledo, Ohio 43615

Attention: Chief Financial Officer

Dear Ladies and Gentlemen:

This certificate is delivered to request a transfer of $         principal amount of the 5.85% Senior Notes due 2015 (the “Notes”) of Dana Corporation (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase Securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.                                       We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the later of the date which is two years after (X) the later of (A) the date of original issue or (B) the date on which this Note was acquired from an affiliate of the Company or (Y) the date that is three months

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after the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) only (a) to Dana Corporation or any subsidiary thereof, (b) inside the United States to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act, (c) inside the United States to an Accredited Investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. Broker-Dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of this Note (the form of which letter can be obtained from the Trustee for this Note), (d) outside the United States in an offshore transactions in compliance with Rule 904 under the Securities Act (if available), (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (f) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if Dana Corporation so requests), or (g) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state Notes laws. In connection with any transfer of this Note prior to the later of the date which is two years after (X) the later of (A) the date of original issue or (B) the date on which this Note was acquired from an affiliate of the Company or (Y) the date that is three months after the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto), pursuant to clause (c), (d) or (f) above if the holder must, prior to such transfer, furnish to the Trustee and Dana Corporation such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. As used herein, the terms “offshore transaction, “ “United States” and “U.S. person” have the meaning given to them by Regulation S under the Securities Act.

TRANSFEREE:

BY

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